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                                  Exhibit 3 (i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                            QUAKER FABRIC CORPORATION

      FIRST. The name of the Corporation is: Quaker Fabric Corporation.

      SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be con- ducted or promoted by the Corporation is as follows:

      1. To manufacture, sell, convert, job, distribute and merchandise all kinds and type of pile and textile fabrics and of any articles made of or with pile or textile fabrics or by any of the processes used in making pile Or textile fabrics, and to license any other person, firm or corporation to engage in such activities.

      2. To engage in research of any kind and to develop methods, processes and formulas to be used in the manufacture or in connection with the manufacture of pile or textile fabrics or articles made of or with pile or textile fabrics or by any of the processes used in making pile or textile fabrics.

      3. To do any or all of the foregoing in all parts of the world and either as principal or agent; to do everything necessary, suitable or' proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part thereof.

      4. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of





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Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock,
$.01 par value per share.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any prefer- ential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more





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series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

      FIFTH. The name and mailing address of the sole incorporator are as follows:

            NAME                          MAILING ADDRESS
                                          ----------------

Phillip S. Sumpter                        941 Grinnell Street
                                          Fall River, MA 02721

SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

I. Election of directors need not be by written ballot.

2. The Board of Directors is expressly authorized to adopt, alter,. amend or repeal the By-Laws of the Corporation (except so far as the By-Laws of the Corporation adopted by the stockholders 'shall otherwise provide). Any By-Laws adopted by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, Sections 1.10 and 7.3 of the By-Laws of the Corporation shall not be altered, amended or repealed without the affirmative vote of the holders of at least eighty percent (80%)





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of the votes which all stockholders would be entitled to cast at any annual election of directors or class of directors except to renumber the Article or Section designations thereof. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to alter, amend or repeal this paragraph of this Article SIXTH.

SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH., Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be liable for any breach of fiduciary duty. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.





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NINTH. The following provisions regarding indemnification shall apply:

 .Section I. Actions, Suits or Proceedinqs Other than by or in the Riqht of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 5 of this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

Section 2. Actions or Suits by or in the Riqht of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the





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defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification for Costs, Charqes and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all costs, charges and expense (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must give to the Corporation notice in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to an action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be





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conflict of interest or position on any significant issue between the
Corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

Section 5. Advances of Costs, Charges and Expenses. In the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation about which the Corporation receives notice under this Article, any costs, charges and expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such costs, charges and expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article.

Section 6. Procedure for Indemnification. Any indemnification or advancement of expenses pursuant to Section I, 2, 3 or 5 of this Article shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section lor 2 of this Article, a determination is made within such 60-day period by the Board of Directors of the Corporation by a majority vote of a quorum of disinterested directors that such Indemnitee did not meet the applicable standard of conduct set forth in Section l or Section 2 of this Article, as the case may be. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall determine, based on facts known to such counsel at such time, whether such Indemnitee met the applicable standard of conduct set forth in such Sections; and, in such event, indemnification shall be made to the Indemnitee unless within 60 days after receipt by the Corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion determines that the Indemnitee has





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not met the applicable standard of conduct. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above. Such Indemnitee's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 7. Subsequent Amendment. No amendment, termination or repeal of this Article or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of, or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 8. Other Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. In addition, the Corporation, acting through its Board of Directors, may grant indemnification rights to other employees or agents of the Corporation and such rights may be equivalent to or greater or less than those set forth in this Article.

Section 9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the costs, charges, expenses, judgments or fines actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such costs, charges, expenses, judgments or fines to which such Indemnitee is entitled.





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Section 10. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 11. Merger, Consolidation, Etc. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, or if substantially all of the assets or stock of the Corporation is acquired by any other corporation, or in the event of any other similar reorganization involving the Corporation, the Board of Directors of the Corporation or the board of directors of any corporation assuming the obligations of the Corporation shall assume the obligations of the Corporation under this Article, with respect to any action, suit proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger, consolidation, acquisition or reorganization.

Section 12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

Section 13. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the Delaware General Corporation Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Section 14. Subsequent Legislation. If the Delaware General Corporation Law is amended after adoption of this Article to further expand the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.





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      TENTH. Stockholders of the Corporation may take action by written consent in lieu of a meeting only by unanimous written action. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of director or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

      ELEVENTH. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (662/3%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required for any merger or consolidation of the Corporation with any other corporation, the sale, lease or exchange of all or substantially all of the assets of the Corporation or the adoption of any plan for the liquidation or dissolution of the Corporation.

      TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXECUTED at Fall River, on May 15, 1987.


                                                              ------------------





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                            CERTIFICATE OF AMENDMENT
                                       OF
                                 CERTIFICATE OF
                                       OF
                            QUAKER FABRIC CORPORATION

                             Pursuant to Section 242
                            of the Corporation Law of
                              the State of Delaware

      Quaker Fabric Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:


By unanimous written action of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FOURTH of the Certificate of Incor- poration of the Corporation be and hereby is deleted and the following Article FOURTH is inserted in lieu thereof:





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      FOURTH: The total number of shares of all classes of stock which the
Corporation shall have authority to issue is {i) 250,000 shares of Common Stock, $.01 par value per share {"Common Stock") and (ii) 50,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the - Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders {and written actions in lieu of meetings). There shall be no cumula- tive voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any prefer- ential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to





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constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. SERIES A CONVERTIBLE PREFERRED STOCK.

      Seven Thousand (7,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

      1. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, out of the cumulative retained earnings of the Company, dividends at the rate of $60 per share per annum, and no more, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of this Corporation other than the Series A Preferred Stock ("Junior Shares"), when and as declared by the Board of Directors of the Corporation.

      Commencing on the date of issuance of the Series A Preferred Stock, such dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared, and shall be cumulative so that if at any time after such date such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any Junior Shares and before any purchase or acquisition of any Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment pursuant to the Corporation's stock option plan or otherwise. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.

      Except as otherwise agreed by the Corporation and the holders of a majority of the then outstanding Series A Preferred Stock, dividends shall be paid on a quarterly basis out of retained earnings available for the purpose, at the rate of $15 per share per quarter on the 15th day of March, June, September and December in each year, to holders of record on the 1st day of March, June, September and December, respectively, to the extent the Corporation has funds legally available for the purpose, subject to any restrictions on such payment contained in any promissory note, loan agreement, indenture or other document or instrument between the Corporation and any bank or other institutional lender.

      The Corporation shall not declare or pay, at any time that the Corporation shall not have declared and paid any quarterly dividend specified in the previous paragraph, any dividends or any other distributions of property, assets or instruments of indebtedness on shares of Common Stock, other than dividends payable solely in cash or in shares of Common Stock, without the prior written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting {as the case may be) separately as a class.

      2. Liquidation, Dissolution or Winding Up.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock {collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $1,000 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distri- bution if all amounts payable on or with respect to such shares were paid in full.

      (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

      (c) The merger or consolidation of the Corporation into or with another corporation, or the sale of all or substantially all the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.

      3. Voting

      (a) Except as provided by law, by the provisions of Subsection 3(b) or 3(c) below or by ,the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall have no right to vote on any matter.

      (b) At any time that the Corporation shall not have declared and paid the quarterly dividend specified in the third paragraph of Section C(l) above for four or more consecutive quarters, and for so long as at least four consecutive quarters' dividends remain unpaid, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect the minimum number of directors as shall constitute at least 20% of the total number of directors of the Corporation, and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall' be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock. The term of any director elected by the holders of Series A Preferred Stock shall end immediately at such time as the Corporation shall h~ve paid a sufficient dividend so that it no longer has four or more quarters' dividends unpaid, and thereupon the holders of Series A Preferred Stock shall be divested of all of the voting rights referred to in this Section 3(b), but always subject to the same provisions vesting such voting rights in them in case of similar future arrearages in payment of dividends.

      (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series Preferred Stock, given in writing or by vote at a meeting, con- senting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Series Preferred Stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization or issuance of any series of Series Preferred Stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as separate classes.

      4. Optional Redemption.

      (a) At any time and from time to time the Corporation may, at the option of its Board of Directors, redeem the Series A Preferred Stock, in whole or in part, by paying $1,000 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) in cash or in evidences of indebtedness, as described in Subsection 4(g) below, for each share of Series A Preferred Stock then redeemed (hereinafter referred to as the "Redemption price").

      (b) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series A Preferred Stock held by such holders on the date of the Redemption Notice (as defined below).

      (c) Redemptions made pursuant to this Section 4 shall not relieve the Corporation of its obligations to redeem Series A Preferred Stock in accordance with the provisions of Section 5.

      (d) At least 30 days prior to the date fixed for any redemption of Series A Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

      (e) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or its share certificate to the Corporation. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Subsection 4(e) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 4 hereof no later than the close of business on the fifth full day preceding the Redemption Date shall be returned to the Corporation on the Redemption Date. The balance of any monies deposited by the Corporation pursuant to this Subsection 4(e) remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

      (f) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series A Preferred Stock shall be redeemed from time to time. Any shares of Series A Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein-contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

      (g) The evidences of indebtedness referred to in Subsection 4(a) above shall have substantially the same terms as the Corporation's 13% Subordinated Notes Due 1999 issued in September 1989, as amended, including, without limitation, a 13% interest rate, semi-annual interest payments on March 15 and September 15 of each year, an optional redemption right exercisable at any time, in whole or in part, without penalty or premium, on the part of the Corporation, and a mandatory redemption provision to be given effect in five equal annual installments on the sixth, seventh, eighth, ninth and tenth anniversaries of the date of issuance of such evidences of indebtedness.

5. Mandatory Redemption.

      (a) Irrespective of the provisions of Section 4, the Corporation will, subject to the conditions set forth in Subsection 5(b) below, on March 31, 1996 and on each of the first, second, third and fourth anniversaries thereof (each such date being referred to hereinafter as a "Mandatory Redemption Date"), redeem from each holder of shares of Series A Preferred Stock, at a price equal to $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the following respective portions of the number of shares of Series A Preferred Stock held by such holder on the applicable Mandatory Redemption Date:

                                           Portion of Shares of Series A
Redemption Date                            Preferred Stock To Be Redeemed
---------------                            ------------------------------

March 31,1996                              20%
March 31,1997                              25%
March 31,1998                              33 1/3%
March 31,1999                              50%
March 31,2000                              All outstanding shares of Series A
                                           Preferred Stock

      (b) The Corporation shall not, on any Mandatory Redemp- tion Date, be required to pay more than 50% of its consolidated net income, before taxes, for the immediately preceding fiscal year to redeem shares of the Series A Preferred Stock pursuant to Subsection 5(a) above- If the Corporation cannot by application of this Subsection (b) redeem all of the shares subject to mandatory redemption on a particular Mandatory Redemption Date, it shall redeem the maximum possible number of whole shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock which would be redeemed on such date if the Corporation were not prevented by this Subsection 5(b) from redeeming any shares. Notwithstanding the foregoing, the Corporation shall, subject to Subsection 5(c) below, be obligated to redeem 100% of the then outstanding shares of Series A Preferred Stock on March 31, 2000.

      (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Mandatory Re- demption Date are insufficient to redeem the number of shares of Series A Preferred Stock required under this
Section 5 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series A Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

      (d) The Corporation shall be entitled, at its option, to credit against the number of shares of Series A Preferred Stock required to be redeemed from any holder on any Mandatory Redemption Date, any shares of Series A Preferred Stock previously redeemed from such holder pursuant to Section 4 and not previously so credited.

      (e) The Corporation shall provide notice of any redemption of Series A Preferred Stock pursuant to this Section 5 specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all Series A Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series A Preferred Stock specified therein. In case less than all Series A Preferred Stock represented by any certificate is redeemed in any redemption

Pursuant to this Section 5, a new certificate will be issued representing the unredeemed Series A Preferred Stock without cost to the holder thereof.

      (f) No share of Series A Preferred Stock is entitled to any dividends declared after its Mandatory Redemption Date, and on suck Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

      (g) Any series A Preferred Stock redeemed pursuant to this Section 5 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President
and attested by its Secretary this    day of October, 1990.

                                          QUAKER FABRIC CORPORATION


                                          By________________________________
                                            Larry Liebenow, President

ATTEST:

---------------------------
Cynthia L. Gordan, Secretary

[Corporate Seal]

                                    AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUAKER FABRIC CORPORATION

            The undersigned, Larry A. Liebenow, certifies that he is the President and Chief Executive Officer of Quaker Fabric Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

            (1)   The name of the Corporation is Quaker Fabric Corporation.

            (2) The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 18, 1987 and amended by a Certificate of Amendment to the Certificate of Incorporation of the Corporation field with the Secretary of State of the State of Delaware on October 31, 1990.

            (3) This Amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            (4) The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to state as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (I) 20,000 shares of Common Stock, $.01 par value per share ("Common Stock") and (ii) 50,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this ____ day of October, 1993.

                                          QUAKER FABRIC CORPORATION


                                          By:______________________
                                            Larry A. Liebenow
                                            President

ATTEST:

-----------------
Cynthia L. Gordan
Secretary

[Corporate Seal]

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

o First: That at a meeting of the Board of Directors of Quaker Fabric Corporation, a Delaware corporation (the "Corporation"), held on Monday, March 27, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

      "The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and (ii) 50,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

o Second: That thereafter, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: That the capital of said corporation shall not be reduced by reason of said amendment.

                                BY: __________________________
                                    Larry A. Liebenow
                                    President and Chief Executive Officer

                                ATTESTED TO:
(Corporate Seal)                BY: __________________________
                                    Cynthia L. Gordan
                                    Secretary